Code of Ethics for JPMAM

Effective Date:  02/01/2005 | Last Revision Date: March 31, 2016

Last Review Date: 06/29/2015

TABLE OF CONTENTS

1.

Summary

3

2.

Amendments to Previous Version Distributed June 29, 2015

3

3.

Scope

3

4.

Policy Statements

4

5.

Reporting Requirements

4

5.1.

Holdings Reports

4

5.2.

Transaction Reports

5

5.3.

Consolidated Report

6

5.4.

Exceptions from Transaction Reporting Requirements

6

6.

Pre-approval of Certain Investments

6

7.

Personal Trading Policies and Procedures

6

7.1.

Approved Broker Requirement

7

7.2.

Wells Fargo Blackout Provisions

7

7.3.

Minimum Investment Holding Period and Market Timing Prohibition

7

7.4.

Trade Reversals and Disciplinary Action

8

8.

Books and Records to be Maintained by Investment Advisers

8

9.

Privacy

8

10.

Anti-Corruption

9

11.

Conflicts of Interest

9

11.1.

Trading in Securities of Clients  9

11.2.

Trading in Securities of Suppliers   9

11.3.

Pre-clearance Procedures for Value-Added Investors    9

11.4.

Gifts   9

11.5.

Entertainment   9

11.6.

Political Contributions and Activities  9

11.7.

Charitable Contributions   9

11.8.

Outside Business Activities   9

12.

Training

11

13.

Escalation Guidelines

11

13.1.

Violation Prior to Material Violation

13.2.

Material Violations     11

14.

Defined Terms

11

1. Summary

This Code of Ethics for JPMAM (the “Code”) has been adopted by the registered investment advisers of JPMAM in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”).  Rule 204A-1 requires an investment adviser registered under section 203 of the Advisers Act to establish, maintain and enforce a written Code of Ethics that, at a minimum, includes:

1.

Standards of business conduct that are required of Supervised Persons and reflect the investment adviser’s fiduciary obligations to clients;

2.

Provisions requiring Supervised Persons to comply with applicable Federal Securities Laws;

3.

Provisions requiring all Access Persons to report their personal securities transactions and holdings periodically to the investment adviser for review;

4.

Provisions requiring Supervised Persons to report any violation of the code of ethics promptly to the Chief Compliance Officer (“CCO”), or to other persons designated in the Code of Ethics; and

5.

Provisions requiring the investment adviser to provide Supervised Persons with a copy of this Code and any amendments, and requiring Supervised Persons to provide written acknowledgement of receipt of the Code of Ethics and any amendments

In the event that a difference exists between any of the standards identified in JPMC Code of Conduct and the JPMAM Code of Ethics, the more restrictive provision shall apply.

JPMAM hereby designates the staff of its Compliance Department to act as designees for the respective CCO of the JPMAM registered investment advisers in administering this Code.  Any questions regarding the Code or its application should be directed to the Compliance Department via email at JPMAM.Compliance.Mailbox@jpmorgan.com.

2. Amendments to Previous Version Distributed June 29, 2015

•

Updated to ensure compliance with regulatory guidance aimed at protecting employees who report a violation of the Code.

•

Replaced the Personal Trading Policy with the Personal Account Dealing – Global Investment Management Policy

•

Updated Holding Reports Section 5.1b2 to reflect that Compliance may not require Annual Statement of Holdings for account held at Approved Brokers who provide Holding Reports to Compliance

•

Replaced the JPM Investment Management Americas Gift and Entertainment Policy with Code of Conduct, GIM Gifts & Entertainment Supplement

•

Replaced the JPMAM Gift, Entertainment and Political Contributions Database with Reliance’s Gifts and Entertainment Module

•

Section 11.7 Charitable Contributions updated the appropriate governing policies: the AM Expense Policy and the Code of Conduct, GIM Gifts & Entertainment Policy.

•

Section 11.8 updated the appropriate governing policy as the JPM Code of Conduct

•

Definitions: Deleted Personal Trading Policy

•

Section 10 amended to include the Foreign Corrupt Practices Act and the UK Bribery Act and remove references from JPMC’s Global AML and Anti-Corruption Policies

3. Scope

It is the duty of all Supervised Persons to place the interests of JPMAM Clients before their own personal interests at all times and to avoid any actual or potential conflicts of interest.  Given the potential access to Proprietary and Client information that Supervised Persons may have, JPMAM and its Supervised Persons must avoid even the appearance of impropriety with respect to personal trading, which must be oriented toward investment rather than short-term or speculative trading.  Supervised Persons must also comply with applicable Federal Securities Laws and promptly report any known or suspected violations of the Code promptly to the Code of Conduct Reporting Hotline, the Compliance Department, which shall report any such violation promptly to the CCO, or through the various reporting channels as provided in the How To Report A Violation page of the Code of Conduct intranet site.

Your reporting obligations does not prevent you from reporting to the government or regulators conduct that you believe to be in violation of law and it does not require you notifying JPMAM prior to reporting to the government or regulators.

JPMAM strictly prohibits intimidation or retaliation against anyone who makes a good faith report about a known or suspected violation of the Code, or any law or regulation.

Access Persons must report their personal securities transactions and holdings each quarter to JPMAM for review (see section 5 for details regarding reporting procedures).

Compliance with the Code, and other applicable policies and procedures, is a condition of employment.  The rules, procedures, reporting and recordkeeping requirements set forth in the Code are hereby adopted and certified as reasonably necessary to prevent employees from violating the provisions of the Code. Failure by a Supervised Person to comply with the Code may adversely impact JPMAM and may constitute a violation of Federal Securities Laws.

The Compliance Department shall provide a link to the Code and any amendments to all Supervised Persons at least annually.  Receipt of the Code and its amendments shall be acknowledged in writing by the Supervised Person.  Written acknowledgements shall be maintained by the Compliance Department in accordance with Escalation Guidelines in section 13. Books and Records are to be maintained by the Compliance Department.  The form of acknowledgment shall be determined by the Compliance Department

Annually, each CCO must review the adequacy of the Code and the policies and procedures herein referenced.

4. Policy Statements

The Code is intended to reflect fiduciary principles that govern the conduct of JPMAM and its Supervised Persons in those situations where JPMAM acts as investment adviser as defined under the Advisers Act in providing investment advice to Clients

.

Included herein are sections on:

 Reporting Requirements

 Pre-Approval of Certain Investments

 Personal Trading Policies and Procedures

 Books and Records to be Maintained by Investment Advisers

 Privacy

 Conflicts of Interest

 Training

 Escalation Guidelines

5. Reporting Requirements

5.1.

Holdings Reports

Access Persons must submit holdings reports to the Compliance Department documenting current securities holdings:

a)

Content of Holdings Reports

Each holdings report must contain, at a minimum:

1)

Account Details

The name of any broker, dealer or bank with which the Access Person maintains an Associated Account in which any Reportable Securities are held for the Access Person’s direct or indirect benefit, as well as all pertinent Associated Account details (e.g., account title, account number, etc.).

2)

Account Statements

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership.

3)

Submission Date

The date the Access Person submits the report to the Compliance Department

a)

Submission of Holdings Reports

          Access Persons must submit both an Initial and Annual holdings report:

1)

Initial Report

Must be submitted no later than 10 days after the person becomes an Access Person and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

2)

 Annual Report

Must be submitted at least once each 12-month period thereafter on January 30, and the information must be current as of a date no more than 45 days prior to the date the report was submitted, unless notified by Compliance that this is no longer required due to Approved Broker reporting.

5.2.

Transaction Reports

Access Persons must submit to the Compliance Department securities transactions reports on a quarterly basis, in the form designated by the Compliance Department. Securities transaction reports must meet the following requirements:

a)

Content of Transaction Reports

Each transaction report must contain, at a minimum, the following information about each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

1)

The date of the transaction, the title, and as applicable the exchange    ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

2)

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3)

The price of the security at which the transaction was effected;

4)

The name of the broker, dealer or bank with or through which the transaction was effected; and

5)

The date the Access Person submits the report to the Compliance Department.

a)

Timing of Transaction Reports

Each Access Person must submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.

5.3.

Consolidated Report

At the discretion of the Compliance Department, the form of annual holdings report may be combined with the form of the concurrent quarterly transaction report, provided that such consolidated holdings and transaction report meets, at a minimum, the timing requirements of both such reports if submitted separately.

5.4.

Exceptions from Transaction Reporting Requirements

An Access Person need not submit:

a)

Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

b)

A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

c)

A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the Compliance Department holds in its records so long as the Compliance Department receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

d)

Any report with respect to transactions in Reportable Funds.

6. Pre-approval of Certain Investments

Supervised Persons must obtain approval from the Compliance Department before directly or indirectly acquiring Beneficial Ownership in any Reportable Security, including initial public offerings and limited offerings.  The Personal Account Dealing - Global Investment Management Policy shall set forth the Compliance pre-clearance procedures as well as any exceptions to the pre-clearance requirement.

7. Personal Trading Policies and Procedures

In furtherance of the standards for personal trading set forth herein, JPMAM shall maintain a Personal Account Dealing - Global Investment Management Policy with respect to the trading restrictions and corrective actions discussed under this section, and such other restrictions as may be deemed necessary or appropriate by JPMAM.

7.1.

Approved Broker Requirement

2.1.1.

Any Associated Account, except as otherwise indicated in the Personal Account Dealing - Global Investment Management must be maintained with an Approved Broker, as provided under the JPMC Code of Conduct and the Personal Account Dealing - Global Investment Management Policy Approved Designated Brokers in North America

Chase Investments

Charles Schwab

Edward Jones

E*Trade Financial

Fidelity Brokerage Services

Goldman Sachs

J.P. Morgan Private Bank (PB)

J.P. Morgan Securities

Merrill Lynch

Morgan Stanley/Smith Barney

Raymond James

Royal Bank of Canada

TD Ameritrade

Vanguard

7.2.

Wells Fargo Blackout Provisions

The personal trading and investment activities of Supervised Persons are subject to particular scrutiny due to the fiduciary nature of the business.  Specifically, JPMAM must avoid even the appearance that its Supervised Persons conduct personal transactions in a manner that conflicts with the firm’s investment activities on behalf of Clients.  Accordingly, Supervised Persons  are restricted from conducting personal investment transactions during certain periods (called “Blackout Periods”), and may be instructed to reverse previously completed personal investment transactions.  Additionally, the Compliance Department may restrict the personal trading activity of any Supervised Person if it is determined that such activity has the appearance of violating the intent of the blackout provision or is deemed to present a possible conflict of interest.

The Blackout Periods set forth in the Personal Account Dealing - Global Investment Management Policy may reflect varying levels of restriction appropriate for different categories of Supervised Persons based upon their level of access to non-public Client or Proprietary information.

7.3.

Minimum Investment Holding Period and Market Timing Prohibition

As set forth under the Personal Account Dealing - Global Investment Management Policy, Supervised Persons are subject to a minimum holding period for all transactions in Reportable Securities and Reportable Funds.

Supervised Persons are not permitted to conduct transactions for the purpose of market timing in any Reportable Security or Reportable Fund.  Market timing is defined as an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements.

Please see the Personal Account Dealing - Global Investment Management Policy for further details on transactions covered or exempted from the minimum investment holding period.

7.4.

Trade Reversals and Disciplinary Action

Transactions by Supervised Persons are subject to reversal due to a conflict (or appearance of a conflict) with the firm’s fiduciary responsibility or a violation of the Code or the Personal Account Dealing - Global Investment Management Policy.  Such a reversal may be required even for a pre-cleared transaction that results in an inadvertent conflict or a breach of blackout period requirements under the Personal Account Dealing - Global Investment Management.

Disciplinary actions resulting from a violation of the Code will be administered in accordance with related JPMAM guidelines governing disciplinary action and escalation.  All violations and disciplinary actions will be reported promptly by the Compliance Department to the employee’s group head and senior management.  Violations will be reported at least quarterly to affected Fund’s Board of Directors.

Violations by Supervised Persons of the Code, the JPMC Code of Conduct or any laws or regulations that relate to JPMAM’s operation of its business or any failure to cooperate with an internal investigation may result in disciplinary action up to and including immediate dismissal including termination of regulatory registration where applicable.

8. Books and Records to be Maintained by Investment Advisers

The Compliance Department is responsible for maintaining books and records, including:

a)

A copy of this Code and any other code of ethics adopted by JPMAM pursuant to Rule 204A-1 that is in effect or has been in effect at any time within the past five years;

b)

A record of any violation of the Code, and any action taken as a result of that violation;

c)

A record of all written acknowledgments for each person who is currently, or within the past five years was, a Supervised Person of JPMAM;

d)

A record of each report made by an Access Persons required under the Reporting Requirements;

e)

A record of the names of persons who are currently, or within the past five years were, Access Persons;

f)

A record of any decision, and the reasons supporting the decision, to approve the acquisition or sale of securities by Supervised Persons under section 6. Pre-approval records of certain investments will be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

g)

Any other such record as may be required under the Code or the Personal Account Dealing - Global Investment Management.

9. Privacy

Supervised Persons have a responsibility to protect the confidentiality of information related to Clients.  This responsibility may be imposed by law, may arise out of agreements with Clients, or may be based on policies or practices adopted by the firm.  Certain jurisdictions have regulations relating specifically to the privacy of individuals and/or business and institutional customers.  Various business units and geographic areas within JPMC have internal policies regarding customer privacy.

The restriction on disclosing confidential information is not intended to prevent employees from reporting to the government or a regulator any conduct employees believe to be in violation of the law, or from responding truthfully to questions or requests from the government, a regulator or in a court of law.

10. Anti-Corruption

JPMAM and its Supervised Persons must comply with the provisions under the Bank Secrecy Act, and the USA Patriot Act as well as the Foreign Corrupt Practices Act and the UK Bribery Act.  Please see reporting and preclearance requirements for gifts and entertainment to Government Officials as well as Institutional clients in the Code of Conduct, GIM Gifts & Entertainment Supplement.

11. Conflicts of Interest

With regard to each of the following restrictions, more detailed guidelines may be found under the applicable JPMAM policy and/or the JPMC Code of Conduct.

11.1.

Trading in Securities of Clients

Supervised Persons shall not transact in any securities of a Client with which the Supervised Person has or recently had significant dealings or responsibility on behalf of JPMAM if such investment could be perceived as effected based on confidential information, including material non-public information.

11.2.

Trading in Securities of Suppliers

Supervised Persons in possession of information regarding, or directly involved in negotiating, a contract material to a supplier of JPMAM may not invest in the securities of such supplier.  If you own the securities of a company with which we are dealing and you are asked to represent JPMorgan Chase in such dealings you must:

a)

Disclose this fact to your department head and the Compliance Department; and

b)

Obtain prior approval from the Compliance Department before selling such securities.

11.3.

Pre-clearance Procedures for Value-Added Investors

Prior to any telephone calls, video, and in-person meetings between a Portfolio Manager, or employee arranging the meeting, and a Value-Added Investor who is meeting to discuss his/her personal investment (or prospective investment) in the JPMAM Private Investment Fund managed by the Portfolio  Manager, the Portfolio Manager must obtain pre-clearance from Compliance.  In order to obtain pre-clearance approval, the following information must be provided to Compliance prior to the meeting:

a)

Date and place of meeting;

b)

Name of Value-Added Investor, their employer, and job title;

c)

Name of private fund the Value-Added Investor is invested in (or may invest in);

d)

Names of all J.P. Morgan employees in attendance at the meeting and job titles;

e)

Purpose of the meeting.

Compliance will review the pre-clearance request and respond via email and will ensure that appropriate controls are instituted.

11.4.

Gifts

A conflict of interest occurs when the personal interests of Supervised Persons interfere or could potentially interfere with their responsibilities to the firm and its Clients.  Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm.  Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a Client feel beholden to the firm or the Supervised Person.  Guidelines that are more specific are set forth under the JPMC Code of Conduct and the Code of Conduct, GIM Gifts & Entertainment Supplement.  Supervised Persons are required to log all gifts subject to reporting into Reliance’s Gift and Entertainment Module for approval and any violations of the Policy are subject to the Escalation Guidelines.

11.5.

Entertainment

No Supervised Person may provide or accept extravagant or excessive entertainment to or from a Client, prospective client, or any person or entity that does or seeks to do business with or on behalf of JPMAM.  Supervised Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present, and only to the extent that such entertainment is permissible under the JPMC Code of Conduct and the Code of Conduct, GIM Gifts & Entertainment Supplement. Supervised Persons are required to log all entertainment subject to reporting into Reliance’s Gift and Entertainment Module for approval and any violations of the Policy are subject to the Escalation Guidelines.

11.6.

Political Contributions and Activities

JPMorgan Chase has a strict policy that forbids political contributions made on behalf of JPMC, unless pre-approved. In accordance with Advisers Act Rule 206(4)-5, Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities.  In addition, Supervised Persons are prohibited from considering JPMAM’s current or anticipated business relationships as a factor in making political or charitable donations.  Additional requirements, restrictions, and other disclosures regarding all political activities are described under the JPMC Code of Conduct and the Political Contributions and Activities Policy for Investment Management Americas.   Supervised Persons are required to pre-clear all political contributions subject to the policy into the PATROL application and any violations of the Policy are subject to the Escalation Guidelines. Contributions to the JPMorgan Political Action Committees are excluded from pre-clearance and reporting requirements.

11.7.

Charitable Contributions

`

Charitable contributions made on behalf of JPMC must adhere to the requirements of the AM Expense Policy and the Code of Conduct, GIM Gifts & Entertainment Policy..

11.8.

Outside Business Activities

A Supervised Person’s outside activities must not reflect adversely on the firm or give rise to a real or apparent conflict of interest with the Supervised Person’s duties to the firm or its Clients.  Supervised Persons must be aware of potential conflicts of interest and be aware that they may be asked to discontinue any outside activity if a potential conflict arises.  Supervised Persons may not, directly or indirectly:

a)

Accept a business opportunity from someone doing business or seeking to do business with JPMAM that is made available to the Supervised Person because of the individual’s position with the firm.

b)

Take for oneself a business opportunity belonging to the firm.

c)

Engage in a business opportunity that competes with any of the firm’s businesses.

More specific guidelines are set forth under the JPMC Code of Conduct.  Procedures for pre-clearance of Outside Activities and Second Jobs are available on the JPMC Code of Conduct intranet site.

If any material change in relevant circumstances occurs, Supervised Persons must seek clearance for a previously approved activity.  A material change may arise from a change in your job or association with JPMAM or in your role with respect to that activity or organization.  JPMAM employees are required to be continually alert to any real or apparent conflicts of interest with respect to investment management activities and promptly disclose any such conflicts to Compliance.  Employees must also notify Compliance when any approved outside activity terminates.

Regardless of whether an activity is specifically addressed under JPMAM policies or the JPMC Code of Conduct, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the firm.

12. Training

All employees of the firm are required to take several mandatory training courses given each year by Compliance (e.g., AML, Privacy, and Code of Conduct).  Failure to attend and/or complete required Compliance training courses may subject the employee to the Escalation Guidelines.

13. Escalation Guidelines

Escalation Guidelines are applicable to all employees of JPMAM and are maintained by Compliance. The Escalation Guidelines document is an internal Compliance document and is used to notify Group Heads, Managers and/or Human Resources (HR) of employees’ violations of Compliance Policies along with the assigned severity of the attending violations..

13.1.

Violation Prior to Material Violation

While the Group Head is notified of all violations, he/she is required to have a meeting with the employee when the employees’ next violation would be considered material, in order to stress the importance of the requirement and inform the employee about the ramifications for not following the policy. The employee is also required to acknowledge, in writing, (form to be provided by Compliance) that he/she is aware of the ramifications for noncompliance and he/she will be compliant going forward. The written acknowledgement is signed by both the employee and Group Head, and returned to Compliance for record keeping.

13.2.

Material Violations

All material violations require the Group Head and HR to have a meeting with the employee and to document the meeting specifics in the employee's personnel file. The employee will be required to acknowledge in writing the material nature of the violation and that he/she will be compliant going forward. The written acknowledgement, signed by the employee, Group Head and HR, will be returned to Compliance for record keeping.

There will be a mandated suspension of personal trading privileges for six months for all material violations of the Personal Account Dealing - Global Investment Management or Access Persons reporting requirement. Compliance and the Group Head may allow transactions for hardship reasons, but require documentation for pre-clearance.

A list of all individuals who have received material violations will be circulated to the appropriate Group Head and Senior Management on a periodic basis and may be a factor in the employee’s annual compensation.

14. Defined Terms

Access Persons

Access Persons of IM include:

(1) Employees of any legal entities that fall under the JPMIM business in the Americas, excluding J.P. Morgan Retirement Plan Services LLC and non-JPMIM persons of J.P. Morgan Institutional Investments Inc.

(2) Certain persons of other affiliated entities that have access to Proprietary information of IM and are located on floors utilized by IM persons at 270 Park Ave and persons that have been designated by Compliance as having access to IM Proprietary information

(3) Portfolio managers at J.P. Morgan Private Bank and Private Client Services and registered representatives at J.P. Morgan Private Client Services who hold 65 or 66 licenses

(4) All persons of entities affiliated with JPMIM that have been authorized by the Office of the Corporate Secretary to act in an official capacity on behalf of a legal entity within JPMIM, sometimes referred to as “dual-hatted” employees

(5) Certain consultants, agents, and temporary workers who are involved in the investment management process or have access to Proprietary information regarding Client recommendations or transactions on a pre-trade or same-day basis

Associated Account

Is an account in the name of or for the direct or indirect benefit of a Supervised Person or a Supervised Person’s spouse, domestic partner, minor children and any other person for whom the Supervised Person provides significant financial support, as well as to any other account over which the Supervised Person or any of these other persons exercise investment discretion, regardless of beneficial interest.  Excluded from Associated Accounts are any 401(k) and deferred compensation plan accounts for which the Supervised Person has no investment discretion.

Automatic Investment Plan

Is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership

Is interpreted to mean any interest held directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or any pecuniary interest in equity securities held or shared directly or indirectly, subject to the terms and conditions set forth under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.  A Supervised Person who has questions regarding the definition of this term should consult the Compliance Department.  Please note:  Any report required under section 5. Reporting Requirements may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Client	Is any entity (e.g. person, corporation or Fund) for which JPMAM provides a service or has a fiduciary responsibility.
Federal Securities Laws

Are the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Advisers Act, Title V of the Gramm-Leach-Bliley Act (1999), any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

Fund	Is an investment company registered under the 1940 Act.
Initial Public Offering

Is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

JPMAM

Is the abbreviation for JPMorgan Asset Management, a marketing name for the Investment Management subsidiaries of JPMorgan Chase & Co.  Within the context of this document, JPMAM refers to the following U.S. registered investment advisers of JPMorgan Asset Management:

· J.P. Morgan Alternative Asset Management, Inc.

· JPMorgan Asset Management (UK) Ltd.

· J.P. Morgan Investment Management Inc.

· Security Capital Research & Management Inc.

· Bear Stearns Asset Management Inc.

 JF International Management, Inc.

Limited Offering	Is an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 there under.
Proprietary

Within the context of the Policy is:

 (1) any research conducted by IM or its affiliates

 (2) any non-public information pertaining to IM or its affiliates

 (3) all JPM managed and sub-advised mutual funds

Reportable Fund	Is any JPMorgan Proprietary Fund, including sub-advised funds
Reportable Security

Is a security as defined under section 202(a)(18) of the Advisers Act held for the direct or indirect benefit of an Access Person, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.  Excluded from this definition are:

1)

Direct obligations of the Government of the United States;

2)

Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3)

Shares issued by money market funds; and

4)

Shares issued by open-end funds other than reportable funds

Supervised Persons

1)

Any partner, officer, director (or other person occupying a similar status or performing similar functions) and employees of JPMAM;

2)

All employees of entities affiliated with JPMAM that have been authorized by the Office of the Corporate Secretary to act in an official capacity on behalf of a legal entity within JPMAM, sometimes referred to as “dual hatted” employees;

3)

Certain consultants, as well as any other persons who provide advice on behalf of JPMAM and are subject to JPMAM’s supervision and control; and

4)

All Access Persons

Value–Added Investor

Is an executive level officer (i.e., president, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Partner) or director of a company, who, due to the nature of his/her position, may obtain material, non-public information.